Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and the Chief Financial Officer of NBOG Bancorporation, Inc. (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1. The quarterly report of the Company for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ ALBERT F. SATTERWHITE
Albert F. Satterwhite
Chief Executive Officer
May 16, 2005

/S/ W. BRYAN HENDRIX
W. Bryan Hendrix
Chief Financial Officer
May 16, 2005